As filed with the U.S. Securities and Exchange Commission on October 29, 2024

Registration No. 333-280197

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

on

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Delaware	85-3009869

TRISALUS LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

3841
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6272 W. 91st Ave.
Westminster, Colorado 80031
(888) 321-5212

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mary Szela
Chief Executive Officer
6272 W. 91st Ave.

Westminster, Colorado 80031
(888) 321-5212

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Matt Browne
Carlos Ramirez
Cooley LLP
10265 Science Center Dr
San Diego, California 92121
(858) 550-6000

Approximate date of commencement of proposed sale to the public:
From time to time on or after this registration statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This post-effective amendment will become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment No. 1”) to the Registration Statement on Form S-1 on Form S-3 (File No. 333-280197) (the “Registration Statement”), as originally declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on June 21, 2024, is being filed to (i) convert the Registration Statement into a registration statement on Form S-3 and (ii) update certain other information in the Registration Statement.

The information included in this filing amends the Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement on June 14, 2024.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and neither we nor the selling security holders seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated October 29, 2024

PROSPECTUS

130,805 Shares of Common Stock Issuable Upon Exercise of Warrant

This prospectus relates to the offer and sale, from time to time, by the selling securityholders identified in this prospectus (the “Selling Securityholders”), or their permitted transferees, of up to 130,805 shares of our common stock, $0.0001 par value per share (“Common Stock”), issuable upon exercise of the warrant (the “Initial OrbiMed Warrant”) granted to OrbiMed Royalty & Credit Opportunities IV, LP (“OrbiMed”) in connection with the credit agreement dated April 30, 2024, entered into by and among TriSalus Life Sciences, Inc. (the “Company,” “TriSalus,” “we,” “us”), TriSalus Operating Life Sciences, Inc., OrbiMed, as the initial lender and administrative agent, and each other lender that may from time to time become a party thereto (the “Credit Agreement”). See the section of this prospectus titled “Selling Securityholders” for additional information regarding the Selling Securityholders.

We are not selling any shares of our Common Stock under this prospectus, and we will not receive any of the proceeds from the sale of shares of our Common Stock by the Selling Securityholders. We will bear all costs, expenses and fees in connection with the registration of the Common Stock. The Selling Securityholders will bear all commissions and discounts, if any, attributable to its respective sales of Common Stock. We are registering these shares of our Common Stock for sale by the Selling Securityholders to satisfy certain registration rights that we have granted to the Selling Securityholders. See the section of this prospectus titled “Selling Securityholders” for more information.

The Selling Securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in any applicable prospectus supplement. See the sections of this prospectus titled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and any applicable prospectus supplement describing the method and terms of the offering of such securities. You should carefully read this prospectus and any applicable prospectus supplement before you invest in our securities.

Our Common Stock is listed on the Nasdaq Global Market under the ticker symbol “TLSI”. On October 21, 2024, the last reported sales price of our Common Stock was $4.25 per share.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company. We are incorporated in Delaware.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 4 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated      , 2024

TABLE OF CONTENTS

For investors outside of the United States: Neither we, nor the Selling Securityholders, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the U.S. Securities and Exchange Commission (the “SEC”) before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the Common Stock offered by them described in this prospectus. We will not receive any proceeds from the sale of shares of Common Stock underlying the Initial OrbiMed Warrant pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Initial OrbiMed Warrant for cash.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before deciding to invest in any of the securities being offered. The information contained in this prospectus and any supplement to this prospectus, or incorporated by reference herein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

On August 10, 2023, Legacy TriSalus, MTAC and Merger Sub consummated the transactions contemplated by the Merger Agreement (as such terms are defined below), following the approval by MTAC’s stockholders at an extraordinary general meeting held on August 2, 2023. Pursuant to the terms of the Merger Agreement, a Business Combination (as defined below) of Legacy TriSalus and MTAC was effected through, among other transactions, the merger of Merger Sub with and into Legacy TriSalus with the separate corporate existence of Merger Sub ceasing. In connection with the consummation of the Merger on August 10, 2023, MTAC changed its name from MedTech Acquisition Corporation to TriSalus Life Sciences, Inc. and Legacy TriSalus changed its name from TriSalus Life Sciences, Inc. to TriSalus Operating Life Sciences, Inc.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “TriSalus,” “we,” “us,” “our” and similar terms refer to TriSalus Life Sciences, Inc. (f/k/a MedTech Acquisition Corporation) and its consolidated subsidiaries (including Legacy TriSalus). References to “MTAC” refer to the predecessor company prior to the consummation of the Business Combination.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein and any prospectus supplement delivered with this prospectus may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. These forward-looking statements include statements regarding our intentions, beliefs and current expectations and projections concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the markets in which we operate. In some cases, you can identify these forward-looking statements by the use of terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words or phrases.

The forward-looking statements contained in this prospectus reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause its actual results to differ materially from those expressed in any forward-looking statement. There are no guarantees that the transactions and events described will happen as described (or that they will happen at all). As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	our ability to raise financing in the future;

•	our ability to service our indebtedness and to access additional delayed draws that may in the future become available to us;

•	changes in applicable laws or regulations;

•	our ability to retain or recruit, or changes required in, our officers, key employees or directors;

•	our ability to successfully commercialize any product candidates that we successfully develop and that are approved by applicable regulatory authorities;

•	our expectations for the timing and results of data from clinical trials and regulatory approval applications;

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	our business, operations and financial performance including:

•	our history of operating losses and expectations of significant expenses and continuing losses for the foreseeable future;

•	our ability to execute our business strategy, including the growth potential of the markets for our products and our ability to serve those markets;

•	our ability to grow market share in our existing markets or any new markets we may enter;

•	our ability to develop and maintain our brand and reputation;

•	our ability to partner with other companies;

•	the size of the addressable markets for our product candidates;

•	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	our ability to manage our growth effectively;

•	our ability to maintain the listing of our securities in the Nasdaq Global Market, and the potential liquidity and trading of such securities;

•	the outcome of any legal proceedings that may be instituted against us; and

•	unfavorable conditions in our industry, the global economy or global supply chain, including financial and credit market fluctuations, international trade relations, pandemics, political turmoil, natural catastrophes, warfare and terrorist attacks.

In addition, statements that “TriSalus believes,” “the Company believes” or “we believe” and similar statements reflect our beliefs and opinions on the relevant subjects. These statements are based upon information available to us as of the date of this prospectus or the date of the applicable information incorporated by reference in this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Except to the extent required by applicable law, we are under no obligation (and expressly disclaim any such obligation) to update or revise their forward-looking statements whether as a result of new information, future events, or otherwise. For a further discussion of these and other factors that could cause our future results, performance or transactions to differ significantly from those expressed in any forward-looking statement, please see the section titled “Risk Factors.” You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us (or to third parties making the forward-looking statements).

You should read this prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein or therein completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

FREQUENTLY USED TERMS

“Business Combination” means the transactions contemplated by the Merger Agreement, including, among other things, the Merger.

“Bylaws” mean our amended and restated bylaws.

“Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation. “Closing” means the closing of the Business Combination.

“Closing Date” means August 10, 2023, the date on which the Closing occurred.

“Delayed Draw Commitment Amounts” means up to $25,000,000 in senior secured term debt, of which (i) up to $10,000,000 will be made available to us on or prior to June 30, 2025 and (ii) up to $15,000,000 will be made available to us on or prior to December 31, 2025, in each case, subject to the satisfaction of certain revenue requirements.

“DGCL” means the General Corporation Law of the State of Delaware.

“Initial Commitment Amount” means the $25,000,000 made available to us on the OrbiMed Closing Date in connection with the Credit Agreement.

“Initial OrbiMed Warrant” means the warrant we issued to OrbiMed in connection with the closing of the Initial Commitment Amount.

“Legacy TriSalus” means TriSalus Operating Life Sciences, Inc., a Delaware corporation which, pursuant to the Business Combination, became a direct, wholly owned subsidiary of TriSalus Life Sciences, Inc., and, unless the context otherwise requires, its consolidated subsidiaries.

“Merger” means the merger of Merger Sub, a direct, wholly owned subsidiary of MTAC, with and into Legacy TriSalus, with Legacy TriSalus continuing as the surviving entity.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of November 11, 2022, as amended by that certain First Amendment to Agreement and Plan of Merger, dated as of April 4, 2023, the Second Amendment to Agreement and Plan of Merger, dated as of May 13, 2023, and the Third Amendment to Agreement and Plan of Merger, dated as of July 5, 2023, with Merger Sub and Legacy TriSalus.

“Merger Sub” means MTAC Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of MTAC.

“MTAC” means MedTech Acquisition Corporation (which was renamed “TriSalus Life Sciences, Inc” in connection with the consummation of the Business Combination).

“MTAC IPO” means MTAC’s initial public offering, consummated on December 22, 2020.

“MTAC Units” means equity securities of us, each consisting of one share of Class A Common Stock and one-third of one Public Warrant.

“OrbiMed Closing Date” means April 30, 2024.

“OrbiMed Warrants” means the Initial OrbiMed Warrant and Subsequent OrbiMed Warrants.

“Private Placement Warrants” means the 4,933,333 warrants purchased by the Sponsor in connection with the MTAC IPO in a private placement transaction occurring simultaneously with the closing of the MTAC IPO, of which 4,428,648 remained outstanding as of October 21, 2024.

“Public Warrants” means the 8,281,779 outstanding warrants included as a component of the MTAC Units sold in the MTAC IPO, each of which is exercisable, at an exercise price of $11.50, for one share of Common Stock, in accordance with its terms, of which 1,751,825 remained outstanding as of October 21, 2024.

v

“SPAC Warrants” means the Working Capital Warrants, the Private Placement Warrants and the Public Warrants.

“Sponsor” means MedTech Acquisition Sponsor LLC, a Delaware limited liability company, which liquidated and distributed its holdings to its ultimate beneficiaries prior to the Closing.

“Subsequent OrbiMed Warrants” means the additional warrants we agreed to issue to OrbiMed to purchase a number of shares of our Common Stock determined by dividing 5% of the applicable Delayed Draw Commitment Amount by the 10-day volume weighted average sale price of our Common Stock as of the issue date.

“Warrants” means the SPAC Warrants and the OrbiMed Warrants.

“Working Capital Warrants” means the 1,000,000 warrants issued upon the conversion of the promissory note issued by MTAC to the Sponsor for working capital requirements and payment of certain expenses in connection with the Business Combination, all of which remained outstanding as of October 21, 2024.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes thereto and the information set forth in the section titled “Risk Factors” or incorporated by reference therein or otherwise incorporated by reference or included elsewhere in this prospectus, before deciding to invest in our shares of common stock. For purposes of this section, unless otherwise indicated or the context otherwise requires, all references to “TriSalus,” “the Company,” “we,” “our,” “ours,” “us” or similar terms refer to TriSalus Life Sciences, Inc. and its consolidated subsidiaries after the Closing.

Overview

We are a growing, oncology focused medical technology business bringing disruptive drug delivery technology with the goal of improving therapeutic delivery to liver and pancreatic tumors. Additionally, we are exploring the integration of our technology with our investigational immunotherapeutic, nelitolimod, a class C Toll-like receptor 9 agonist, for a range of liver and pancreatic indications. Our ultimate goal is to transform the treatment paradigm for patients battling liver and pancreatic tumors. We have developed an innovative organ-specific platform that is designed to overcome two of the most significant challenges that prevent optimal delivery and performance of therapeutics in these difficult-to-treat diseases: (i) high intratumoral pressure caused by tumor growth and collapsed vasculature restricting the delivery of oncology therapeutics and (ii) the immunosuppressive properties of liver and pancreatic tumor immune cells. By systematically addressing these barriers, we aim to improve response to therapies and to enable improved patient outcomes.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, as amended, and therefore we intend to take advantage of certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes- Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in this prospectus, our periodic reports and our proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of our Common Stock that is held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter, (ii) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which we have issued more than $1.0 billion in non-convertible debt in the prior three-year period or (iv) December 31, 2025.

We are also a smaller reporting company as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of common stock held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter.

Corporate Information

Our principal executive offices are located at 6272 W. 91st Ave., Westminster, Colorado 80031 and our telephone number is (888) 321-5212. Our corporate website address is www.trisaluslifesci.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

We and our subsidiaries own or have rights to trademarks, trade names and service marks that they use in connection with the operation of their business. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, ™ and SM symbols.

THE OFFERING

Shares of Common Stock offered by the Selling Securityholders	Up to 130,805 shares of Common Stock, which is the number of shares of Common Stock issuable upon exercise of the Initial OrbiMed Warrant.

Shares of Common Stock outstanding	30,491,072 shares (based on total shares outstanding as of October 21, 2024).

Shares of Common Stock outstanding after giving effect to the issuance of the shares registered for resale hereunder	30,621,877 shares (based on total shares outstanding as of October 21, 2024).

Use of proceeds	We will not receive any proceeds from the offer and sale of shares of Common Stock included in this prospectus by the Selling Securityholders. See “Use of Proceeds” for more information.

Risk factors	Before investing in our securities, you should carefully read and consider the information set forth in the section titled “Risk Factors” beginning on page 4 of this prospectus and the documents incorporated herein by reference.

Nasdaq ticker symbol of Common Stock	“TLSI”

The number of shares of Common Stock outstanding is based on 30,491,072 shares of Common Stock outstanding as of October 21, 2024 and excludes:

•	1,751,825 shares of Common Stock issuable upon the exercise of outstanding Public Warrants;

•	4,428,648 shares of Common Stock issuable upon the exercise of outstanding Private Placement Warrants;

•	1,000,000 shares of Common Stock issuable upon the exercise of outstanding Working Capital Warrants;

•	130,805 shares of Common Stock issuable upon the exercise of the Initial OrbiMed Warrant;

•	25,207,155 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock, assuming conversion of all outstanding Series A Convertible Preferred Stock at its floor price;

•	7,969,524 shares of Common Stock available for future issuance under the Company’s 2023 Equity Incentive Plan;

•	2,308,867 shares of Common Stock available for future issuance under the Company’s 2023 Employee Stock Purchase Plan; and

•	3,385,837 shares of Common Stock that we may elect, in our sole discretion, to issue and sell from time to time under our standby equity purchase agreement.

For additional information concerning the offering, see the section titled “Plan of Distribution” beginning on page 24 of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you make a decision to buy our securities, you should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the Securities and Exchange Commission, or the SEC, which are incorporated by reference into this prospectus in their entirety together with other information in this prospectus and the documents incorporated by reference. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section above titled “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

All of the shares of our Common Stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their own account. We will not receive any of the direct proceeds from these sales. We will bear all expenses incurred by us incurred in effecting the registration of the Common Stock covered by this prospectus and any accompanying prospectus supplement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of our legal counsel and our accountants, fees and expenses of one counsel for the Selling Securityholders in an amount not to exceed $10,000, blue sky fees and expenses and the expenses of any special audits incident to or required by the registration statement to which this prospectus is a part, each in accordance with the terms of the Registration Rights Agreement entered into by and among the Company and OrbiMed in connection with the Credit Agreement on April 30, 2024. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their respective sales of Common Stock.

SELLING SECURITYHOLDERS

This prospectus relates to the offer and sale from time to time by the Selling Securityholders of up to 130,805 shares of Common Stock issuable upon exercise of the Initial OrbiMed Warrant. We are registering the shares of Common Stock included in this prospectus pursuant to the OrbiMed Registration Rights Agreement we entered into with OrbiMed on April 30, 2024 in order to permit the Selling Securityholders to offer the shares included in this prospectus for resale from time to time.

The table below presents information regarding the Selling Securityholders and the shares of Common Stock that may be resold by the Selling Securityholders from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Securityholders, and reflects holdings as of October 21, 2024. The number of shares in the column “Number Registered for Sale Hereby” represents all of the shares of Common Stock being offered for resale by each of the Selling Securityholders under this prospectus. The Selling Securityholders may sell some, all or none of the shares being offered for resale in this offering. We do not know how long the Selling Securityholders will hold the shares before selling them, and we are not aware of any existing arrangements between the Selling Securityholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Common Stock being offered for resale by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of Common Stock with respect to which the Selling Securityholders have sole or shared voting and investment power. The percentage of shares of Common Stock beneficially owned by each of the Selling Securityholders prior to the offering shown in the table below is based on an aggregate of 30,491,072 shares of our Common Stock outstanding on October 21, 2024.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Securityholders have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the Selling Securityholders, the Selling Securityholders are not a broker-dealer or an affiliate of a broker-dealer.

Name of Selling Securityholder	Number Beneficially Owned Prior to Offering(3)	Number Registered for Sale Hereby(3)	Number Beneficially Owned After Offering	Percent Beneficially After Offering
OrbiMed Royalty & Credit Opportunities IV, LP(1)	92,801	92,801	—	—
OrbiMed Royalty & Credit Opportunities IV Offshore, LP(2)	38,004	38,004	—	—

(1)	OrbiMed ROF IV LLC (“ROF IV”) is the general partner of OrbiMed, and OrbiMed Advisors LLC (“Advisors”) is the managing member of ROF IV. By virtue of such relationships, ROF IV and Advisors may be deemed to have voting power and investment power over the Common Stock issuable to OrbiMed and as a result, may be deemed to have beneficial ownership over such Common Stock. Advisors exercises voting and investment power through a management committee comprised of Carl L. Gordon, Sven H. Borho and W. Carter Neild, each of whom disclaims beneficial ownership of the Initial OrbiMed Warrant and the shares of Common Stock issuable upon exercise of the Initial OrbiMed Warrant.

(2)	ROF IV is the general partner of OrbiMed Royalty & Credit Opportunities IV Offshore, LP (“RCOF IV Offshore”), and Advisors is the managing member of ROF IV. By virtue of such relationships, ROF IV and Advisors may be deemed to have voting power and investment power over the Common Stock issuable to RCOF IV Offshore and as a result, may be deemed to have beneficial ownership over such Common Stock. Advisors exercises voting and investment power through a management committee comprised of Carl L. Gordon, Sven H. Borho and W. Carter Neild, each of whom disclaims beneficial ownership of the Initial OrbiMed Warrant and the shares of Common Stock issuable upon exercise of the Initial OrbiMed Warrant.

(3)	Consists solely of shares of Common Stock issuable upon exercise of the Initial OrbiMed Warrant.

Relationship with the Selling Securityholders

On April 30, 2024, in addition to entering into the Credit Agreement with OrbiMed, we also entered into the OrbiMed Registration Rights Agreement and the Initial OrbiMed Warrant. On August 15, 2024, OrbiMed assigned a portion of the Initial OrbiMed Warrant to its affiliate, OrbiMed Royalty & Credit Opportunities IV Offshore, LP.

OrbiMed Credit Agreement

On the OrbiMed Closing Date, the Company entered into the Credit Agreement with OrbiMed, as lender and administrative agent. The Credit Agreement provides for a five-year senior secured credit facility in an aggregate principal amount of up to $50 million (the “Loan Facility”), of which (i) $25 million was available on the OrbiMed Closing Date and (ii) up to $10 million will be available on or prior to June 30, 2025 and up to $15 million will be made available on or prior to December 31, 2025, in each case, subject to satisfaction of certain revenue requirements. The term loan will mature on April 30, 2029. On the OrbiMed Closing Date, the Company borrowed the Initial Commitment Amount, resulting in gross proceeds to the Company of $25 million.

Subject to certain exceptions, obligations under the Credit Agreement are required to be guaranteed by the subsidiaries of the Company, including any future subsidiaries. The obligations under the Credit Agreement are secured by all or substantially all of the assets of the Company and the subsidiary guarantors. If, until the maturity date of the Loan Facility, the Company’s net revenue attributable to the TriNav infusion system does not equal or exceed the applicable amount for such period as set forth in the Credit Agreement, then the Company will be required to repay in equal monthly installments the outstanding principal amount of the Loan Facility, together with a repayment premium and other fees. The Company will be required to repay amounts outstanding under the Loan Facility in full immediately upon an acceleration as a result of an event of default as set forth in the Credit Agreement, together with a repayment premium and other fees.

During the term of the Loan Facility, interest payable in cash by the Company will accrue on any outstanding balance due under the Loan Facility at a rate per annum equal to the higher of (x) the SOFR rate (which is the forward-looking term rate for a one-month tenor based on the secured overnight financing rate administered by the CME Group Benchmark Administration Limited) and (y) 4.00% plus, in either case, 8.50%. For the first fifteen months after the OrbiMed Closing Date, the Company will have the option to accrue interest of up to 3.50% as payable in kind. At all times on and after the date any event of default occurs, until such event of default is no longer continuing, the Loan Facility will bear interest at a rate of 4.00% in excess of the otherwise applicable rate of interest. If any portion of the Loan Facility is repaid prior to the maturity date, then the Company will pay a prepayment premium with respect to such portion of the Loan Facility equal to (i) during the first year after such portion’s funding, 3.0% of the principal amount of such portion plus an amount equal to the remaining scheduled payments of interest on such portion through the 12 month anniversary of such portion’s funding; (ii) during the second year after such portion’s funding, 3.0% of the principal amount of such portion; (iii) during the third year after such portion’s funding, 2.0% of the principal amount of such portion; and (iv) during the fourth year after such portion’s funding, 1.0% of the principal amount of such portion. After the 48-month anniversary of the funding of any portion of the Loan Facility, there will be no prepayment premium with respect to such portion. In addition, the Company will pay certain other fees with respect to the Loan Facility, including a commitment fee, an unused fee on the undrawn portion of the Loan Facility, an administration fee and an exit fee, as well as certain other fees and expenses of the administrative agent and lenders.

The Credit Agreement contains customary events of default, including, but not limited to, nonpayment of principal, interest, fees or other amounts; material inaccuracy of a representation or warranty; failure to perform or observe covenants; cross-defaults with certain other indebtedness; bankruptcy and insolvency events; material monetary judgment defaults; impairment of any material definitive loan documentation; other material adverse effects; key permit and other regulatory events; and change of control. Upon the occurrence of an event of default (subject to notice and grace periods), obligations under the Credit Agreement could be accelerated.

The Credit Agreement also contains a number of customary representations, warranties and covenants that, among other things, will limit or restrict the ability of the Company and its subsidiaries to (subject to certain qualifications and exceptions): create liens and encumbrances; incur additional indebtedness; merge, dissolve, liquidate or consolidate; make acquisitions, investments, advances or loans; dispose of or transfer assets; pay dividends or make other payments in respect of their capital stock; amend certain material documents; redeem or repurchase certain debt; engage in certain transactions with affiliates; and enter into certain restrictive agreements. In addition, the Company will be required to at all times maintain unrestricted cash and cash equivalents that are subject to a first-priority perfected security interest in favor of OrbiMed in an amount equal to or greater than (i) $5,000,000 prior to March 31, 2025 and (ii) $10,000,000 on and after March 31, 2025.

OrbiMed Registration Rights Agreement

On the OrbiMed Closing Date, concurrently and in connection with the execution of the Credit Agreement, the Company entered into the OrbiMed Registration Rights Agreement with OrbiMed pursuant to which OrbiMed has certain customary registration rights. The Company is required to prepare and file a resale registration statement (the “Initial OrbiMed Registration Statement”) with the SEC to register the resale of shares of Common Stock issuable upon exercise of the Initial OrbiMed Warrant within 45 days following the OrbiMed Closing Date. The Company will also be required to prepare and file a resale registration statement (the “Subsequent OrbiMed Registration Statement” and collectively, with the Initial OrbiMed Registration Statement, the “OrbiMed Registration Statements”) with the SEC to register the resale of shares of the Company’s common stock issuable upon the exercise of each Subsequent OrbiMed Warrant and not covered by an existing effective OrbiMed Registration Statement within 30 days after the issuance of such Subsequent OrbiMed Warrant. For each OrbiMed Registration Statement, the Company must use its reasonable best efforts to cause the OrbiMed Registration Statement to be declared effective, but in any event (x) no later than the 5th trading day following the date the SEC notifies the Company that it will not review the OrbiMed Registration Statement and (y) no later than the 90th day following the filing of the OrbiMed Registration Statement in the event that the SEC reviews the OrbiMed Registration Statement. The rights granted to OrbiMed under the OrbiMed Registration Rights Agreement continue until such time as (A) such shares underlying the OrbiMed Warrants have been disposed of pursuant to an effective OrbiMed Registration Statement, (B) such shares are sold pursuant to Rule 144, (C) OrbiMed or its successor or assign is able to dispose of all of the shares registered on such OrbiMed Registration Statement without restriction or limitation pursuant to Rule 144 and all restrictive legends and stop transfer instructions have been removed with respect to such shares or (D) the expiration date of the OrbiMed Warrants.

OrbiMed Warrants

In connection with the Credit Agreement and the closing of the Initial Commitment Amount, we issued OrbiMed the Initial OrbiMed Warrant to purchase 130,805 shares of our common stock, with an exercise price of $9.5562, subsequently adjusted to $9.4487. On August 15, 2024, OrbiMed assigned a portion of the Initial OrbiMed Warrant to its affiliate, OrbiMed Royalty & Credit Opportunities IV Offshore, LP. The Initial OrbiMed Warrant expires on April 30, 2031. On each of the closings of the Delayed Draw Commitment Amounts, if any, we agreed to issue additional warrants to purchase a number of shares of our Common Stock determined by dividing 5% of the applicable Delayed Draw Commitment Amount by the 10-day volume weighted average sale price of our Common Stock as of the issue date. The Subsequent OrbiMed Warrants will expire seven years from each applicable issuance date, if any.

DESCRIPTION OF OUR SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Certificate of Incorporation, our Bylaws and the Warrants described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge you to read each of our Certificate of Incorporation, our Bylaws, and the Warrants- related documents described herein in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

Our Certificate of Incorporation authorizes the issuance of 410,000,000 shares of capital stock, consisting of (a) 400,000,000 shares of common stock, having a par value per share of $0.0001, and

(b)10,000,000 shares of preferred stock, having a par value per share of $0.0001 (the “preferred stock”). An aggregate of 3,985,002 shares of preferred stock, par value $0.0001 per share, designated as Series A Convertible Preferred Stock (the “Series A Convertible Preferred Stock”) are issued and outstanding. See the Certificate of Designations for the Series A Convertible Preferred Stock (the “Certificate of Designations”) filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on April 11, 2024 (the “2023 Annual Report”).

Common Stock

General

The following description summarizes selected information regarding the Common Stock as well as relevant provisions of: (i) the Certificate of Incorporation; (ii) the Bylaws; and (iii) the DGCL. The following summary is qualified in its entirety by, and should be read in conjunction with, the Certificate of Incorporation and the Bylaws, copies of which have been filed as exhibits to the 2023 Annual Report and the registration statement of which this prospectus forms a part, and the applicable provisions of the DGCL.

Voting Rights

Each holder of Common Stock will be entitled to one (1) vote for each share of Common Stock held of record by such holder on all matters submitted to a vote of our stockholders; provided, however, that, except as otherwise required in the Certificate of Incorporation or by applicable law, the holders of Common Stock shall not be entitled to vote on any amendment to the Certificate of Incorporation or any certificate of designation filed with respect to any series of our preferred stock that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of our preferred stock (including the Series A Convertible Preferred Stock) if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designation relating to any series of preferred stock) or pursuant to the DGCL.

Dividend Rights

Subject to applicable law and the rights of the holders of any outstanding class of our preferred stock, including the Series A Convertible Preferred Stock, and the provisions of the Certificate of Incorporation, holders of Common Stock will be entitled to receive such dividends and other distributions in cash, stock or property of the Company when, as and if declared thereon by our Board, in its sole discretion, from time to time out of assets or funds of the Company legally available therefor.

Rights upon Liquidation

Subject to applicable law and the rights and preferences of the holders of any holders of any shares of any outstanding class of preferred stock, including the Series A Convertible Preferred Stock, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, after payment or provision for payment of our debts and any other payments required by law and amounts payable upon shares of preferred stock ranking senior to the shares of Common Stock upon such dissolution, liquidation or winding up, if any, our remaining net assets will be distributed to the holders of Common Stock and the holders of any other class or series of capital stock ranking equally with the Common Stock upon such dissolution, liquidation or winding up, equally on a per share basis.

Preemptive or Other Rights

The holders of Common Stock will not have preemptive or other subscription rights and there are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of holders of the Common Stock will be subject to those of the holders of the Series A Convertible Preferred Stock and any other series of preferred stock that we may issue in the future.

Election of Directors

The Board is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors. Under the Bylaws, the election of directors is determined by plurality vote.

Preferred Stock

Our charter provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. While we have no current plans to issue additional preferred stock, circumstances in which we might issue additional preferred stock in the future could include, among others, offerings of preferred stock undertaken for capital raising purposes, issuances in connection with acquisitions we might make in the future, or issuances in connection with potential change of control or strategic transactions involving us. Any determination by us to issue shares of preferred stock in the future will be dependent on the facts and circumstances at the time.

Series A Convertible Preferred Stock

The Certificate of Designations establishes the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions of the shares of the Series A Convertible Preferred Stock, which are described in more detail below. The following description of our Series A Convertible Preferred Stock is intended as a summary only and does not purport to be complete, and is qualified in its entirety by reference to the Certificate of Designations and to the applicable provisions of Delaware law. We urge you to read the Certificate of Designations because it, and not this description, defines the rights of holders of shares of Series A Convertible Preferred Stock.

Ranking

With respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up of the Company, the Series A Convertible Preferred Stock ranks: (i) junior to any class or series of capital stock of the Company hereafter created which expressly ranks senior to the Series A Convertible Preferred Stock; (ii) on parity with any class or series of capital stock of the Company hereafter created that expressly ranks pari passu with the Series A Convertible Preferred Stock; and (iii) senior to the Common Stock or any class or series of capital stock of the Company hereafter created that expressly ranks junior to the Series A Convertible Preferred Stock.

Optional Conversion

The Series A Convertible Preferred Stock are convertible at any time at the option of the holder thereof into the number of shares of Common Stock determined by the quotient of (i) the sum of $10.00 (as adjusted for any stock dividend, stock split, reverse stock split, combination or similar event affecting the Series A Convertible Preferred Stock) (the “Liquidation Preference”) and if the Company has not elected to otherwise pay the accrued Annual Dividends (as defined below) in cash to the holder, the accrued Annual Dividends on such shares as of the date of conversion, divided by (ii) the Conversion Price (as defined in the Certificate of Designations) of such shares in effect at the time of conversion.

Automatic Conversion

On the four year anniversary of the Closing Date, all then outstanding shares of Series A Convertible Preferred Stock shall automatically convert into the number of shares of Common Stock equal to the quotient of (i) the sum of the Liquidation Preference and if the Company has not elected to otherwise pay the accrued Annual Dividends in cash to the holder, the accrued Annual Dividends on such shares as of the date of conversion, divided by (ii) the Conversion Price of such shares in effect at the time of conversion.

Dividends

Holders of the Series A Convertible Preferred Stock are entitled to participate equally in any dividends declared to holders of Common Stock (the “Participating Dividends”). In addition, each holder of the Series A Convertible Preferred Stock is entitled to receive, when, as and if authorized and declared by the Board, annual dividends that accrue and accumulate on a daily basis at a rate per annum (calculated on the basis of an actual 365-or 366-day year, as applicable) equal to 8.0% of the Liquidation Preference, which will be either paid in cash, paid by issuing fully paid and nonassessable shares of Common Stock, or a combination thereof (the “Annual Dividends”). So long as any shares of Series A Convertible Preferred Stock remain outstanding, unless all Annual Dividends on all outstanding shares of Series A Convertible Preferred Stock have been declared and paid in cash, the Company will be prohibited from declaring any dividends on, or making any distributions relating to, other classes of preferred stock of the Company ranking junior to the Series A Convertible Preferred Stock, subject to certain exceptions.

Anti-dilution Provisions

The Conversion Price is subject to customary adjustments in the case of certain distributions to holders of Common Stock payable in shares of Common Stock, subdivisions, splits or combinations of the shares of Common Stock and distributions to all holders of shares of Common Stock of any convertible securities or options or any other assets for which there is no corresponding distribution in respect of the Series A Convertible Preferred Stock.

The initial Conversion Price will automatically reset upon each of the eighteen (18) month and forty-seven (47) month anniversaries of the Closing Date to be equal to the lower of (i) the then-current Conversion Price and (ii) the daily volume weighted average price of the Common Stock for the ten trading days immediately prior to, but excluding, the applicable reset date, on the Nasdaq Stock Market LLC (subject to the Floor Price (as defined in the Certificate of Designations)).

Voting Rights

Holders of the Series A Convertible Preferred Stock are entitled to vote with the holders of the Common Stock on all matters submitted to a vote of stockholders of the Company, except as otherwise provided in the Certificate of Designations or as required by applicable law, voting together with the holders of Common Stock as a single class. Each holder is entitled to a number of votes in respect of the shares of Series A Convertible Preferred Stock owned as of the record date by it, or if no such record date is established, as of the date such vote is taken or any written consent of stockholders is solicited, equal to the quotient of (i) $10.00 divided by (ii) the Minimum Price (as defined in Nasdaq Listing Rule 5635(d)) of the Common Stock as determined at the effective time of the Business Combination.

As long as any shares of Series A Convertible Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A Convertible Preferred Stock, (i) amend, alter, repeal or otherwise modify any provision of the Certificate of Incorporation or the Certificate of Designations in a manner that would alter or change the terms or the powers, preferences, rights or privileges of the Series A Convertible Preferred Stock as to affect them adversely; (ii) authorize, create, increase the authorized amount of, or issue any class or series of senior to the Series A Convertible Preferred Stock; (iii) increase the authorized number of shares of Series A Convertible Preferred Stock or (iv) enter into any agreement with respect to the foregoing.

Liquidation

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (excluding any mergers, consolidations, reorganizations or other changes of control), after payment or provision for payment of the debts and other liabilities of the Company, the holders of the Series A Convertible Preferred Stock are entitled to receive, before the holders of any of the Common Stock or other classes of preferred stock of the Company ranking junior thereto, out of the remaining net assets of the Company, the amount equal to the greater of (i) the sum of (A) the Liquidation Preference, and (B) the aggregate accrued Annual Dividends of such shares as of the date of the liquidation, and (ii) the amount such holder would have received had such shares of Series A Convertible Preferred Stock, immediately prior to such liquidation, been converted into shares of Common Stock.

In the event that the assets available for distribution to stockholders of the Company upon a liquidation are insufficient to pay in full the amounts payable with respect to all outstanding shares of Series A Convertible Preferred Stock, such assets, or the proceeds thereof, shall be distributed among the holders of the Series A Convertible Preferred Stock ratably in proportion to the full respective liquidating distributions to which each holder would otherwise be entitled upon such liquidation.

Fundamental Transactions

Upon any sale of all or substantially all of the Company’s assets, any merger, consolidation, reorganization, change of control or other similar transaction (each a “Fundamental Transaction”), holders of Series A Convertible Preferred Stock shall have the right to receive, for each share of Common Stock that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock (if it is the surviving entity), or common stock of the successor or acquiring corporation (if it is the surviving entity), and any additional consideration receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which the Series A Convertible Preferred Stock is convertible immediately prior to such Fundamental Transaction.

Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion

If the Company fails to timely deliver shares of Common Stock upon conversion of the Series A Convertible Preferred Stock within the time period specified in the Certificate of Designations, then the Company is obligated to (A) pay to the holder, in cash, the amount, if any, by which (x) such holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such holder, either reissue (if surrendered) the shares of Series A Convertible Preferred Stock equal to the number of shares of Series A Convertible Preferred Stock submitted for conversion (in which case, such conversion shall be deemed rescinded) or deliver to such holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements.

Warrants

Public Warrants

Each whole Public Warrant entitles the registered holder to purchase one share of our Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Business Combination. The Public Warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Common Stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Public Warrant will be exercisable and we will not be obligated to issue shares of Common Stock upon exercise of a warrant unless Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any Public Warrant. In the event that a registration statement is not effective for the exercised Public Warrants, the purchaser of an equity security consisting of one share of Common Stock and one-third of a Public Warrant (“Unit”) containing such warrant, if not cash settled, will have paid the full purchase price for the Unit solely for the share of Common Stock underlying such Unit.

All (and not less than all) of the outstanding Public Warrants may be exchanged, at our option, at any time while they are exercisable and prior to their expiration, at the office of the warrant agent, upon notice to the holders of the then outstanding Public Warrants, at the exchange rate of 0.27 shares of Common Stock per Public Warrant (subject to equitable adjustment by us in the event of any stock splits, stock dividends, recapitalizations or similar transaction with respect to the Common Stock).

In addition, we may call the Public Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrantholder; and

•	if, and only if, the reported closing price of the Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrantholders.

We may not exercise our redemption right if the issuance of shares of Common Stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our reasonable best efforts to register or qualify such shares of Common Stock under the blue sky laws of the state of residence in those states in which the Public Warrants were initially offered by us.

We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each warrantholder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the Public Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a cashless basis. In determining whether to require all holders to exercise their Public Warrants on a cashless basis, our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Common Stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Public Warrants multiplied by the excess of the “fair market value” (defined below) over the exercise price of the Public Warrants by (y) the fair market value. The “fair market value” shall mean the average reported closing price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants . If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Public Warrants. If we call the Public Warrants for redemption and our management does not take advantage of this option, Sponsor and its permitted transferees would still be entitled to exercise their Private Placement Warrants or Working Capital Warrants for cash or on a cashless basis using the same formula described above that other warrantholders would have been required to use had all warrantholders been required to exercise their Public Warrants on a cashless basis, as described in more detail below.

A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of Common Stock entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) and (ii) one minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Common Stock on account of such shares of Common Stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of our Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.

Whenever the number of shares of Common Stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

14

In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their Public Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Common Stock in such a transaction is payable in the form of Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Public Warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants. This formula is to compensate the warrantholder for the loss of the option value portion of the Public Warrant due to the requirement that the warrantholder exercise the warrant within 30 days of the event. The Black- Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The Public Warrants were issued in registered form under a Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The description of the Public Warrants set forth herein is a summary and does not purport to be complete. The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, and that all other modifications or amendments require the vote or written consent of the holders of at least a majority of the then outstanding Public Warrants and, solely with respect to any amendment to the terms of the Private Placement Warrants or Working Capital Warrants, the vote or written consent of a majority of the number of the then outstanding Private Placement Warrants or Working Capital Warrants is also required.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Public Warrants being exercised. The warrantholders do not have the rights or privileges of holders of Common Stock or any voting rights until they exercise their Public Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Common Stock to be issued to the warrantholder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

15

Private Placement Warrants and Working Capital Warrants

The Private Placement Warrants and the Working Capital Warrants are identical to the Public Warrants except as set forth below. If holders of the Private Placement Warrants or Working Capital Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” means the average reported closing price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we agreed that these warrants will be exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees is because we did not know whether they would be affiliated with us following the business combination. If they remained affiliated with us, their ability to sell our securities in the open market will be significantly limited. We have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants sell the shares of Common Stock issuable upon exercise of the warrants freely in the open market, the insiders could be significantly restricted from doing so. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Additionally, the Private Placement Warrants and Working Capital Warrants will be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants or Working Capital Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants and Working Capital Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

In addition, holders of our Private Placement Warrants and Working Capital Warrants are entitled to certain registration rights.

OrbiMed Warrants

In connection with the Credit Agreement and the closing of the Initial Commitment Amount, we issued OrbiMed the Initial OrbiMed Warrant, with an exercise price of $9.5562, subsequently adjusted to $9.4487 and subject to further adjustment as discussed below, at any time between issuance and the expiration of the Initial OrbiMed Warrant on April 30, 2031. On each of the closings of the Delayed Draw Commitment Amounts, if any, we agreed to issue Subsequent OrbiMed Warrants to purchase a number of shares of Common Stock determined by dividing 5% of the applicable Delayed Draw Commitment Amount by the 10-day volume weighted average sale price of Common Stock as of the issue date. The Subsequent OrbiMed Warrants will expire seven years from each applicable issuance date, if any. In connection with the OrbiMed Warrants, we entered into the OrbiMed Registration Rights Agreement, whereby OrbiMed will have certain customary registration rights with respect to the shares of Common Stock underlying the OrbiMed Warrants. If we fail to comply with certain of our obligations under the OrbiMed Registration Rights Agreement with respect to maintaining an effective registration statement covering shares of Common Stock underlying the OrbiMed Warrants, then the expiration date of an OrbiMed Warrant may be extended.

We may not knowingly effect an exercise of an OrbiMed Warrant, and the holder thereof may not exercise an OrbiMed Warrant, if after giving effect to such exercise, the holder thereof would beneficially own in excess of 9.99% of our Common Stock.

16

In the event of an issuance or sale by us of any Common Stock, options to purchase Common Stock or securities convertible into Common Stock, other than in connection with a dividend or distribution to holders of Common Stock or certain specified issuances or sales, for a price per share less than the exercise price then in effect, the exercise price will be reduced by multiplying such exercise price then in effect by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock Deemed Outstanding (as defined below) immediately prior to such sale or distribution multiplied by the exercise price then in effect, plus (ii) the consideration, if any, received by us upon such sale or distribution, and the denominator of which shall be the product of (a) the total number of shares of Common Stock Deemed Outstanding immediately after such sale or distribution multiplied by (b) the exercise price in effect immediately prior to such sale or distribution. As used herein, “Common Stock Deemed Outstanding” means, at any given time, the sum of (x) the number of shares of Common Stock actually outstanding at such time, plus (y) the number of shares of Common Stock issuable upon exercise of warrants, options or similar rights actually outstanding at such time, plus (z) the number of shares of Common Shares issuable upon conversion or exchange of convertible securities actually outstanding at such time (treating as actually outstanding any convertible securities issuable upon exercise of warrants, options or similar rights actually outstanding at such time), in each case, regardless of whether the warrants, options or similar rights or convertible securities are actually exercisable at such time; provided that Common Stock Deemed Outstanding at any given time shall not include shares of Common Stock owned or held by or for the account of the Company or any of its wholly owned subsidiaries.

If the number of outstanding shares of our Common Stock is decreased by any redemptions, recapitalizations, reclassifications, combinations or exchanges of shares, splits or reverse splits, separations, reorganizations, liquidations, substitutions, replacements of shares of Common Stock or other similar events, then, on the effective date of such event, the number of shares of Common Stock issuable on exercise of each OrbiMed Warrant will be proportionally decreased, and the exercise price will be proportionally increased.

If we grant, issue, offer or sell shares of Common Stock, options to purchase Common Stock or securities convertible into Common Stock, or rights to purchase shares, warrants, securities or other property, in each case pro rata to the record holders of Common Stock, then the holder of each OrbiMed Warrant shall be entitled to (but shall not be obligated to) acquire, upon the same terms applicable to such rights, the aggregate rights the holder would have been entitled to had a complete exercise of each OrbiMed Warrant been completed immediately prior to the date used to determine which holders of Common Stock were entitled to such grant, issuance, offer or sale.

The OrbiMed Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date to us, with the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), for the number of OrbiMed Warrants being exercised. The warrantholders do not have the rights or privileges of holders of Common Stock or any voting rights until they exercise their OrbiMed Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the OrbiMed Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the OrbiMed Warrants. if, upon exercise of the OrbiMed Warrants, a holder would be entitled to receive a fractional interest in a share, we will at our option either round up to the nearest whole number of shares of Common Stock or round down to the nearest whole number of shares of Common Stock to be issued to the warrantholder and pay in cash the amount of such fractional share based on the fair market value of our Common Stock calculated in the manner described in the OrbiMed Warrant.

We have agreed that, subject to applicable law, the OrbiMed Warrants will be governed by and construed according to the laws of New York, and that any legal suit, action or proceeding arising out of or based on an OrbiMed Warrant or the transactions contemplated thereby may be instituted in the federal courts of the United States or the courts of the State of New York, in each case located in the city and county of New York. We irrevocably submit to such jurisdiction exclusively.

On August 15, 2024, OrbiMed assigned a portion of the Initial OrbiMed Warrant to its affiliate, OrbiMed Royalty & Credit Opportunities IV Offshore, LP. As of the date of this prospectus, there are two outstanding Initial OrbiMed Warrants to purchase an aggregate of 130,805 shares of our Common Stock.

Dividends

We have not paid any cash dividends on our Common Stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements, general financial condition, contractual restrictions and other factors that the Board may deem relevant and will be within the discretion of the Board at such time. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness that we or our subsidiaries incur.

17

Certain Anti-Takeover Provisions of Delaware Law and our Certificate of Incorporation and Bylaws

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Common Stock; or

•	on or subsequent to the date of the transaction, the initial business combination is approved by our Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our Certificate of Incorporation provides that the Board is classified into three classes of directors, each of which will generally serve for a term of three years with only one class of directors being elected in each year. As a result, in most circumstances, a person can gain control of our Board only by successfully engaging in a proxy contest at two or more annual meetings.

The authorized but unissued Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum for Certain Lawsuits

Our Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers.

Despite the fact that our Certificate of Incorporation provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law, Section 27 of the Exchange Act of 1934 and the rules and regulations thereunder, creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision does not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

18

Special Meeting of Stockholders

Our Bylaws provide that special meetings of our stockholders may be called only by a majority vote of our Board, by our Chief Executive Officer or by our Chairman.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the Company’s secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Action by Written Consent

Any action required or permitted to be taken by holders of our Common Stock must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.

Transfer Agent

The transfer agent for our securities is Continental Stock Transfer & Trust Company. The transfer agent’s address is One State Street Plaza, 30 Floor New York, New York 10004.

Listing of Common Stock and Public Warrants

Our Common Stock is currently traded on the Nasdaq Global Market under the symbol “TLSI.” Our Public Warrants currently trade on the Nasdaq Global Market under the symbol “TLSIW.” The Private Placement Warrants, Working Capital Warrants and Initial OrbiMed Warrant are not listed on a securities exchange nor traded in an over-the-counter market.

19

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

Material U.S. Federal Tax Consequences to Non-U.S. Holders of our Common Stock

The following is a summary of certain material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the ownership and disposition of our Common Stock offered pursuant to this prospectus. This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating thereto, does not address the potential application of the Medicare contribution tax on net investment income, the alternative minimum tax provisions of the Internal Revenue Code of 1986 as amended (the “Code”), or the special tax accounting rules under Section 451(b) of the Code, and does not address any U.S. federal non-income tax consequences such as estate or gift tax consequences or any tax consequences arising under any state, local, or non-U.S. tax laws, or any other U.S. federal tax laws. This discussion is based on the Code and applicable Treasury Regulations promulgated thereunder, judicial decisions and published rulings, and administrative pronouncements of the Internal Revenue Service (the “IRS”), all as in effect as of the date hereof. These authorities are subject to differing interpretations and may change, possibly retroactively, resulting in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This discussion is limited to non-U.S. holders who purchase our Common Stock offered by this prospectus and who hold our Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a particular holder in light of such holder’s particular circumstances. This discussion also does not consider any specific facts or circumstances that may be relevant to holders subject to special rules under the U.S. federal income tax laws, including:

•	certain former citizens or long-term residents of the United States;

•	partnerships or other entities or arrangements treated as partnerships, S corporations or other pass-through entities, or disregarded entities for U.S. federal income tax purposes (and investors therein);

•	“controlled foreign corporations;”

•	“passive foreign investment companies;”

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	banks, financial institutions, investment funds, insurance companies, brokers or dealers in securities;

•	persons who have elected to mark securities to market;

•	tax-exempt organizations and governmental organizations;

•	tax-qualified retirement plans;

•	persons that acquired our Common Stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•	persons that acquired our Common Stock pursuant to the exercise of warrants or conversion rights under convertible instruments;

•	persons who hold Common Stock that constitutes “qualified small business stock” under Section 1202 of the Code, or “Section 1244 stock” under Section 1244 of the Code; persons who acquired our Common Stock in a transaction subject to the gain rollover provisions of the Code (including Section 1045 of the Code);

•	persons that own, or have owned, actually or constructively, more than 5% of our Common Stock;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

•	persons holding our Common Stock as part of a hedging or conversion transaction or straddle, or a constructive sale, or other risk reduction strategy or integrated investment.

20

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships holding our Common Stock and the partners in such partnerships are urged to consult their tax advisors about the particular U.S. federal income tax consequences to them of holding and disposing of our Common Stock.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING, AND DISPOSING OF OUR COMMON STOCK, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, OR NON-U.S. TAX LAWS AND ANY U.S. FEDERAL NON-INCOME TAX LAWS, OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of non-U.S. Holder

For purposes of this discussion, a non-U.S. holder is any beneficial owner of our Common Stock that is not a “U.S. person” or a partnership (including any entity or arrangement treated as a partnership) for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust (1) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Distributions on Our Common Stock

Since inception, we have never declared or paid any cash dividends on our capital stock, and we do not anticipate declaring or paying, in the foreseeable future, any cash dividends on our capital stock. However, if we make cash or other property distributions on our Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts that exceed such current and accumulated earnings and profits and, therefore, are not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a holder’s tax basis in our Common Stock, but not below zero. Any amount distributed in excess of basis will be treated as gain realized on the sale or other disposition of our Common Stock and will be treated as described under the section titled “Gain on disposition of our Common Stock” below.

Subject to the discussions below regarding effectively connected income, backup withholding, and Sections 1471 through 1474 of the Code, or FATCA, dividends paid to a non-U.S. holder of our Common Stock generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends or such lower rate specified by an applicable income tax treaty. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish us or the applicable withholding agent with a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or other appropriate form, or applicable successor form) certifying such holder’s qualification for the reduced rate. This certification must be provided to us or the applicable withholding agent before the payment of dividends and must be updated periodically. In the case of a non-U.S. Holder that is an entity, Treasury Regulations and the relevant tax treaty provide rules to determine whether, for purposes of determining the applicability of the tax treaty, dividends will be treated as paid to the entity or to those holding an interest in the entity. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or the applicable withholding agent, either directly or through other intermediaries. Non-U.S. holders that do not provide the required certification on a timely basis, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

21

If a non-U.S. holder holds our Common Stock in connection with the conduct of a trade or business in the United States, and dividends paid on our Common Stock are effectively connected with such holder’s U.S. trade or business (and are attributable to such holder’s permanent establishment or fixed base in the United States, if required by an applicable tax treaty), the non-U.S. holder will generally be exempt from U.S. federal withholding tax. To claim the exemption, the non-U.S. holder must generally furnish a valid IRS Form W-8ECI (or applicable successor form) to the applicable withholding agent.

However, any such effectively connected dividends paid on our Common Stock generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Gain on Disposition of Our Common Stock

Subject to the discussions below regarding backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the sale or other disposition of our Common Stock, unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States;

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met; or

•	our Common Stock constitutes a “United States real property interest” by reason of our status as a United States real property holding corporation, or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period for our Common Stock, and our Common Stock is not regularly traded on an established securities market as defined by applicable Treasury Regulations

Determining whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other trade or business assets and our foreign real property interests. We do not believe that we are, or have been, and do not anticipate becoming a USRPHC for U.S. federal income tax purposes, although there can be no assurance we will not in the future become a USRPHC.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our Common Stock, but may be offset by certain U.S.-source capital losses (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. Gain described in the third bullet point above will generally be subject to U.S. federal income tax in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

22

Information Reporting and Backup Withholding

Annual reports are required to be filed with the IRS and provided to each non-U.S. holder indicating the amount of distributions on our Common Stock paid to such holder and the amount of any tax withheld with respect to those distributions. These information reporting requirements apply even if no withholding was required (because the distributions were effectively connected with the holder’s conduct of a U.S. trade or business, or withholding was reduced or eliminated by an applicable income tax treaty) and regardless of whether such distributions constitute dividends. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding, currently at a 24% rate, generally will not apply to payments to a non-U.S. holder of dividends on or the gross proceeds of a disposition of our Common Stock provided the non-U.S. holder furnishes the required certification for its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI, or certain other requirements are met. Backup withholding may apply if the payor has actual knowledge, or reason to know, that the holder is a U.S. person who is not an exempt recipient.

Backup withholding is not an additional tax. If any amount is withheld under the backup withholding rules, the non-U.S. holder should consult with a U.S. tax advisor regarding the possibility of and procedure for obtaining a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability, if any.

Withholding on Foreign Entities

FATCA imposes a U.S. federal withholding tax of 30% on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally will impose a U.S. federal withholding tax of 30% on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. FATCA applies to dividends paid on our Common Stock and, subject to the proposed Treasury Regulations described below, also applies to gross proceeds from sales or other dispositions of our Common Stock. The U.S. Treasury Department has released proposed Treasury Regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a disposition of our Common Stock. In its preamble to such proposed Treasury Regulations, the U.S. Treasury Department stated that taxpayers (including applicable withholding agents) may generally rely on the proposed Treasury Regulations until final regulations are issued.

Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in our Common Stock.

23

PLAN OF DISTRIBUTION

We are registering the resale by the Selling Securityholders or their respective permitted transferees from time to time of up to 130,805 shares of Common Stock that are issuable upon the exercise of the Initial OrbiMed Warrant issued to OrbiMed in a private placement in connection with the Credit Agreement.

We are required to pay all fees and expenses incident to the registration of the securities to be offered and sold pursuant to this prospectus, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to its sale of securities.

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from the exercise of the Initial OrbiMed Warrant in the event such warrant is exercised for cash. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.

The securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from the Selling Securityholders as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholders may sell their respective securities by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of Nasdaq;

•	through trading plans entered into by the Selling Securityholders pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	short sales;

•	distribution to employees, members, limited partners or securityholders of the Selling Securityholders;

•	through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;

•	by pledge to secured debts and other obligations;

•	delayed delivery arrangements;

•	to or through underwriters or broker-dealers;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions;

24

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with the Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In connection with any sales of securities offered hereunder, the Selling Securityholders and any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. If a Selling Securityholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then such Selling Securityholder will be subject to the prospectus delivery requirements of the Securities Act. At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates.

In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

A holder of the Initial OrbiMed Warrant may exercise the Initial OrbiMed Warrant in accordance with the Initial OrbiMed Warrant on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing Initial OrbiMed Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price, subject to any applicable provisions relating to cashless exercises in accordance with the Initial OrbiMed Warrant.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

25

Pursuant to the OrbiMed Registration Rights Agreement, we have agreed to keep the registration statement of which this prospectus constitutes a part effective until such time as (A) such shares have been disposed of pursuant to an effective registration statement, (B) such shares are sold pursuant to Rule 144, (C) the Selling Securityholders are able to dispose of all of the shares without restriction or limitation pursuant to Rule 144 and all restrictive legends and stop transfer instructions have been removed with respect to such shares or (D) the expiration date of the Initial OrbiMed Warrant.

26

LEGAL MATTERS

The validity of our Common Stock covered by this prospectus has been passed upon for us by Cooley LLP.

EXPERTS

The consolidated financial statements of TriSalus Life Sciences, Inc. as of December 31, 2023 and 2022, and for the years then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

27

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, over the internet at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements, and other information with the SEC. These reports, proxy statements, and other information will be available for review at the SEC’s website at www.sec.gov. We also maintain a website at www.trisaluslifesci.com. Through our website, we make available, free of charge, the documents that are filed with, or furnished to, the SEC as soon as reasonably practicable after they are filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. Unless incorporated by reference herein in the section titled “Incorporation of Certain Information by Reference,” the information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

28

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

The documents we are incorporating by reference as of their respective dates of filing are (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are furnished, but not filed, or are otherwise not incorporated into registration statements pursuant to applicable rules promulgated by the SEC):

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 11, 2024;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 from our definitive proxy statement on Schedule 14A, filed with the SEC on July 19, 2024;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024 filed with the SEC on May 15, 2024 and August 14, 2024, respectively;

•	our Current Reports on Form 8-K filed with the SEC on January 25, 2024, March 12, 2024, April 16, 2024, April 30, 2024, May 7, 2024, May 24, 2024, June 27, 2024, July 1, 2024 and August 15, 2024; and

•	the description of our securities contained in Exhibit 4.7 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 14, 2024, together with any amendment or report filed with the SEC for the purpose of updating such description.

All documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents we may file after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by writing or telephoning us at the following address and phone number:

TriSalus Life Sciences, Inc.

6272 W. 91st Ave.,

Westminster, CO 80031

(888) 321-5212

29

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee.

Amount
SEC registration fee	$122.51
Accountants’ fees and expenses	$50,000.00
Legal fees and expenses	$100,000.00
Miscellaneous fees and expenses	$75,000.00
Total expenses	$225,122.51

Discounts, concessions, commissions and similar selling expenses attributable to the sale of shares of Common Stock covered by this prospectus will be borne by the Selling Securityholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the shares with the SEC, as estimated in the table above.

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s Certificate of Incorporation and Bylaws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its Certificate of Incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (1) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (2) for a director’s or officer’s acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for a director, unlawful payments of dividends or unlawful stock repurchases redemptions or other distributions, (4) for a director or officer, any transaction from which the director or officer derived an improper personal benefit or (5) for an officer, any action by or in the right of the corporation. The Registrant’s Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The Registrant has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in our Certificate of Incorporation. Each indemnification agreement provides for indemnification and advancements by the Registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the Registrant or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. We believe that these provisions and agreements are necessary to attract qualified directors and officers.

The Registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Registrant and (2) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to any indemnification provision contained in the Registrant’s Certificate of Incorporation and Bylaws or otherwise as a matter of law.

1

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

The exhibits listed below are filed as part of this registration statement.

		Incorporated by Reference
		Schedule/
Exhibit	Description	Form	File Number	Exhibits	Filing Date
2.1†**	Agreement and Plan of Merger, dated as of November 11, 2022, by and among MedTech Acquisition Corporation, MTAC Merger Sub, Inc., and TriSalus Life Sciences, Inc.	Form 8-K	001-39813	2.1	November 14, 2022
2.2**	First Amendment to Agreement and Plan of Merger, dated as of April 4, 2023, by and among MedTech Acquisition Corporation, MTAC Merger Sub, Inc., and TriSalus Life Sciences, Inc.	Form 8-K	001-39813	10.1	April 5, 2023
2.3**	Second Amendment to Agreement and Plan of Merger, dated as of May 13, 2023, by and among MedTech Acquisition Corporation, MTAC Merger Sub, Inc., and TriSalus Life Sciences, Inc.	Form 8-K	001-39813	10.1	May 15, 2023
2.4**	Third Amendment to Agreement and Plan of Merger, dated as of July 5, 2023, by and among MedTech Acquisition Corporation, MTAC Merger Sub, Inc., and TriSalus Life Sciences, Inc.	Form 8-K	001-39813	10.1	July 6, 2023
4.1**	Second Amended and Restated Certificate of Incorporation of TriSalus Life Sciences, Inc.	Form 8-K	001-39813	3.1	August 16, 2023
4.2**	Amended and Restated Bylaws of TriSalus Life Sciences, Inc.	Form 8-K	001-39813	3.2	August 16, 2023
4.3**	Form of Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of TriSalus Life Sciences, Inc.	Form 8-K	001-39813	3.3	August 16, 2023
4.4**	Specimen Common Stock Certificate.	Form 8-K	001-39813	4.1	August 16, 2023
4.5**	Specimen Warrant Certificate.	Form 8-K	001-39813	4.2	August 16, 2023

2

4.6**	Warrant Agreement, dated December 17, 2020, by and between MTAC and Continental Stock Transfer & Trust Company.	Form 8-K	001-39813	4.1	December 23, 2020
4.7**	Form of Amended and Restated Registration Rights Agreement, by and among TriSalus Life Sciences, Inc., MedTech Acquisition Sponsor LLC, and certain former stockholders of TriSalus Life Sciences, Inc.	Form 8-K	001-39813	10.1	November 14, 2022
4.8**	Registration Rights Agreement, dated April 30, 2024, by and between TriSalus Life Sciences, Inc., and OrbiMed Royalty & Credit Opportunities IV, LP.	Form 10-Q	001-39813	4.4	May 15, 2024
4.9**	Amendment No. 1 to Warrant Agreement, dated June 26, 2024, by and between the Company and Continental Stock Transfer & Trust Company.	Form 8-K	001-39813	10.1	June 27, 2024
4.10*	Substitute Warrant Certificate, dated August 15, 2024, by and between TriSalus Life Sciences, Inc., and OrbiMed Royalty & Credit Opportunities IV, LP.
4.11*	Substitute Warrant Certificate, dated August 15, 2024, by and between TriSalus Life Sciences, Inc., and OrbiMed Royalty & Credit Opportunities IV Offshore, LP.
5.1**	Opinion of Cooley LLP.	Form S-1	333-280197	5.1	June 14, 2024
23.1*	Consent of KPMG LLP, independent registered public accounting firm.
23.2**	Consent of Cooley LLP (included in Exhibit 5.1).	Form S-1	333-280197	5.1	June 14, 2024
24.1**	Power of Attorney (included on signature page of S-1).	Form S-1	333-280197	24.1	June 14, 2024
107**	Filing Fee Table.	Form S-1	333-280197	107	June 14, 2024

*          Filed herewith.

**       Previously filed.

†          Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request; provided, however, that the Registrant may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, as amended, for any schedule or exhibit so furnished.

3

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes as follows:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

4

(b)	That, for the purpose of determining liability of the registrant under the Securities Act each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No.1 to registration statement on Form S-1 on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westminster, State of Colorado, on this 29th day of October, 2024.

TRISALUS LIFE SCIENCES, INC.

By:	/s/ Mary Szela
Mary Szela
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to registration statement on Form S-1 on Form S-3 has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ Mary Szela	Chief Executive Officer and Director	October 29, 2024
Mary Szela	(Principal Executive Officer)

/s/ Sean Murphy	Chief Financial Officer and Director	October 29, 2024
Sean Murphy	(Principal Financial and Accounting Officer)

*	Chairman	October 29, 2024
Mats Wahlström

*	Director	October 29, 2024
Arjun “JJ” Desai

*	Director	October 29, 2024
Andrew von Eschenbach

*	Director	October 29, 2024
Kerry Hicks

*	Director	October 29, 2024
Liselotte Hyveled

6

Signature	Title	Date

*	Director	October 29, 2024
George Kelly Martin

*	Director	October 29, 2024
David J. Matlin

*	Director	October 29, 2024
Anil Singhal

*By:	/s/ Mary Szela
Mary Szela
Attorney-in-Fact

7